Exhibit 99.1

For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com
Intersections Inc. Reports First Quarter 2016 Results
•	Identity Guard® U.S. revenue increased 11.5% year-over-year
•	Identity Guard® U.S. subscriber base increased 6.4% during the first quarter
•	$20 million long-term debt financing completed in March 2016
CHANTILLY, VA – May 16, 2016 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended March 31, 2016.
"We are encouraged by the continued growth in our Identity Guard® revenue that, in combination with our cost reduction programs, offset a significant portion of the revenue decline from our legacy financial institution subscriber base," said Michael Stanfield, Chairman and Chief Executive Officer. "I am also pleased with the continued expansion of our marketing and strategic relationships for both Identity Guard® and Voyce® during the first quarter."
Consolidated revenue for the quarter ended March 31, 2016 was $45.6 million, compared to $55.5 million for the quarter ended March 31, 2015. Consolidated adjusted EBITDA (loss) before share related compensation for the quarter ended March 31, 2016 was $(927) thousand, compared to $1.5 million for the quarter ended March 31, 2015. Net loss for the quarter ended March 31, 2016 was $(4.3) million, compared to $(1.2) million for the quarter ended March 31, 2015. Diluted loss per share for the quarter ended March 31, 2016 was $(0.19), compared to $(0.06) for the quarter ended March 31, 2015.
As of March 31, 2016, the Company had a cash balance of $26.9 million, including aggregate gross proceeds of $20 million from the completion of a term loan financing in March 2016 with Crystal Financial SPV LLC. The Company allocated $15 million of the net proceeds to its Pet Health Monitoring segment, which is expected to be used in connection with the market launch of the Voyce® pet health monitoring business, with the remaining portion to be used for general corporate purposes of the Company's Identity Guard® and other businesses. For the duration of the three-year term of the Crystal debt financing, any additional capital needs of Voyce® can only be funded from cash generated from Voyce's operations or a third-party equity investment directly into Voyce®, which is subject to limitations in the credit agreement.
First Quarter Highlights:
•	Revenue from the Company's U.S. Consumer Direct, or Identity Guard®, subscriber base for the first quarter of 2016 was $14.1 million, 11.5% higher than the first quarter of 2015. The Identity Guard® subscriber base was 398 thousand as of March 31, 2016, 6.4% higher than December 31, 2015.
•	Revenue from the Company's U.S. financial institution clients for the first quarter was $25.3 million with a base of 786 thousand subscribers as of March 31, 2016. The subscriber base decreased by 3.9% compared to December 31, 2015, which the Company believes is representative of normal attrition given the ceased marketing and retention efforts for this population.
•	Consolidated adjusted EBITDA (loss) before share related compensation for the quarter ended March 31, 2016 includes approximately $(4.7) million from our Pet Health Monitoring segment, compared to $(4.8) million for the quarter ended March 31, 2015.
•	Consolidated cash flows (used in) operations for the quarter ended March 31, 2016 were approximately $(479) thousand, compared to cash flows provided by operations of $1.2 million for the quarter ended March 31, 2015. The decrease is primarily the result of severance payments made in the quarter ended March 31, 2016.
•	We announced that the Texas A&M College of Veterinary Medicine & Biomedical Sciences will be the first veterinary college and teaching hospital to offer the Voyce Pro Wellness Monitoring Program™ to all patients, beginning in the second quarter of 2016.
Non-GAAP Financial Measures:
Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.
Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements." You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the timing and success of new product launches, including our Identity Guard®, Voyce® and Voyce Pro™ platforms, and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring and/or impairment charges; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K, and in its other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions. Under its Identity Guard® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. The company's subsidiary Intersections Insurance Services provides insurance and other services that help consumers manage risks and achieve personal goals. The company's i4C Innovations subsidiary provides Voyce®, a groundbreaking pet wellness monitoring system for pet owners and veterinarians. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
REVENUE	$45,648	$55,512
OPERATING EXPENSES:
Marketing	4,565	5,631
Commission	11,221	13,836
Cost of revenue	14,798	17,845
General and administrative	17,146	18,293
Depreciation	1,657	1,297
Amortization	192	119
Total operating expenses	49,579	57,021
LOSS FROM OPERATIONS	(3,931)	(1,509)
Interest expense	(242)	(104)
Other expense, net	(86)	(82)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,259)	(1,695)
INCOME TAX (EXPENSE) BENEFIT	(7)	471
NET LOSS	$(4,266)	$(1,224)

Net loss per common share—basic and diluted	$(0.19)	$(0.06)
Weighted average common shares outstanding—basic and diluted	22,887	18,837

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,949	$11,471
Accounts receivable, net of allowance for doubtful accounts of $123 (2016) and $115 (2015)	9,101	8,163
Prepaid expenses and other current assets	8,306	7,524
Inventory, net	2,177	2,253
Income tax receivable	6,905	7,730
Deferred subscription solicitation and commission costs	5,469	6,961
Total current assets	58,907	44,102
PROPERTY AND EQUIPMENT, net	13,448	13,438
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	1,501	1,693
OTHER ASSETS	1,365	1,034
TOTAL ASSETS	$84,984	$70,030
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,311	$3,207
Accrued expenses and other current liabilities	15,849	15,845
Accrued payroll and employee benefits	4,272	7,091
Commissions payable	382	375
Current portion of long-term debt, net	7,283	—
Capital leases, current portion	652	631
Deferred revenue	4,340	2,380
Total current liabilities	37,089	29,529
LONG-TERM DEBT, net	10,914	—
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	1,089	1,147
OTHER LONG-TERM LIABILITIES	3,848	3,971
DEFERRED TAX LIABILITY, net	1,905	1,905
TOTAL LIABILITIES	54,845	36,552
STOCKHOLDERS' EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 26,961 (2016) and 26,730 (2015); shares outstanding 23,437 (2016) and 23,236 (2015)	270	267
Additional paid-in capital	138,714	137,705
Treasury stock, shares at cost; 3,524 (2016) and 3,494 (2015)	(33,717)	(33,632)
Accumulated deficit	(75,128)	(70,862)
TOTAL STOCKHOLDERS' EQUITY	30,139	33,478
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$84,984	$70,030

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,266)	$(1,224)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation	1,657	1,297
Amortization	192	119
Deferred income tax, net	—	(734)
Amortization of debt issuance cost	120	22
Provision for doubtful accounts	19	(2)
Loss on disposal of fixed assets	—	61
Share based compensation	1,155	1,574
Amortization of deferred subscription solicitation costs	3,930	4,321
Changes in assets and liabilities:
Accounts receivable	(958)	422
Prepaid expenses and other current assets	(408)	978
Inventory, net	76	(383)
Income tax receivable, net	825	1,770
Deferred subscription solicitation and commission costs	(2,437)	(5,226)
Other assets	(418)	188
Accounts payable	988	(509)
Accrued expenses and other current liabilities	93	272
Accrued payroll and employee benefits	(2,892)	(1,209)
Commissions payable	7	(60)
Deferred revenue	1,961	(394)
Other long-term liabilities	(123)	(93)
Cash flows (used in) provided by operating activities	(479)	1,190
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for the business acquired from Health at Work Wellness Actuaries LLC	—	(1)
Increase in restricted cash	(375)	—
Acquisition of property and equipment	(1,503)	(1,923)
Cash flows used in investing activities	(1,878)	(1,924)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	20,000	—
Cash paid for debt issuance costs	(1,835)	—
Capital lease payments	(174)	(197)
Withholding tax payment on vesting of restricted stock units and stock option exercises	(156)	(317)
Cash flows provided by (used in) financing activities	17,835	(514)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,478	(1,248)
CASH AND CASH EQUIVALENTS — Beginning of period	11,471	11,325
CASH AND CASH EQUIVALENTS — End of period	$26,949	$10,077
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$137	$—
Equipment additions accrued but not paid	$141	$251
Withholding tax payments accrued on vesting of restricted stock units and stock option exercises	$73	$294
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$83	$58
Shares issued in the business acquired from Health at Work Wellness Actuaries LLC	$—	$1,551

INTERSECTIONS INC.
OTHER DATA
(unaudited)

Personal Information Services Segment Revenue
The following tables provide details of our Personal Information Services segment revenue information for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	2016	2015	2016	2015
	(In thousands)		(Percent of total)
Bank of America	$20,476	$23,855	48.2%	46.5%
All other financial institution clients	4,859	8,841	11.5%	17.3%
Consumer direct	14,123	12,664	33.2%	24.7%
Canadian business lines	3,021	5,888	7.1%	11.5%
Total Personal Information Services revenue	$42,479	$51,248	100.0%	100.0%

Personal Information Services Segment Subscribers
The following tables provide details of our Personal Information Services segment subscriber information for the three months ended March 31, 2016 and 2015:

	Financial Institution	Consumer Direct	Canadian Business Lines	Total
	(in thousands)
Balance at December 31, 2015	829	363	165	1,357
Reclassification (1)	(11)	11	—	—
Additions	1	81	35	117
Cancellations	(33)	(57)	(36)	(126)
Balance at March 31, 2016	786	398	164	1,348
Balance at December 31, 2014	1,421	342	296	2,059
Additions	1	83	19	103
Cancellations	(68)	(44)	(35)	(147)
Balance at March 31, 2015	1,354	381	280	2,015
____________________________
(1)	We periodically refine the criteria used to calculate and report our subscriber data. In the three months ended March 31, 2016, we reclassified certain subscribers that receive our breach response services, and the associated revenue, from the Financial Institution category to the Consumer Direct category. The reclassification is excluded from our calculations of decrease and increase in subscribers in our Financial Institution and Consumer Direct categories, respectively.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the company's use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges represents consolidated loss before income taxes plus: share related compensation; non-cash impairment of goodwill, intangibles and other long-lived assets; depreciation and amortization; interest (income) expense; and other (income) expense. We believe that the consolidated adjusted EBITDA before share related compensation and non-cash impairment charges calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation and non-cash impairment charges to evaluate the operating performance of the company and to make compensation determinations. In addition, adjusted EBITDA before share related compensation and non-cash impairment charges contains some, but not all, adjustments that are taken into account in the calculation of the components of the various covenants in our credit agreement, which may differ in material respects from the adjusted EBITDA definition described herein.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated adjusted EBITDA before share related compensation and non-cash impairment charges when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges, as defined, for the previous five quarters through March 31, 2016. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
	2015				2016
	Three Months Ended				Three Months Ended
	March 31	June 30	September 30	December 31	March 31
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Consolidated loss before income taxes	$ (1,695)	$ (11,036)	$ (6,711)	$ (18,944)	$ (4,259)
Non-cash share based compensation	1,574	1,427	1,422	1,018	1,155
Impairment of goodwill, intangibles and other long-lived assets	—	7,355	—	10,318	—
Depreciation	1,297	1,613	1,488	1,579	1,657
Amortization	119	156	206	206	192
Interest expense (income), net	104	(22)	71	160	242
Other expense (income), net	82	(9)	65	(319)	86
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges	$ 1,481	$ (516)	$ (3,459)	$ (5,982)	$ (927)

Adjusted EBITDA before share related compensation for our Pet Health Monitoring segment (included in the consolidated information provided above):

	2015				2016
	Three Months Ended				Three Months Ended
	March 31	June 30	September 30	December 31	March 31
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation:
Loss before income taxes (1)	$ (4,809)	$ (4,827)	$ (4,668)	$ (5,109)	$ (5,128)
Depreciation	32	376	392	404	407
Amortization	—	14	18	18	18
Other income, net	—	—	—	(1)	(4)
Adjusted EBITDA before share related compensation	$ (4,777)	$ (4,437)	$ (4,258)	$ (4,688)	$ (4,707)

____________________________
(1)	In the three months ended March 31, 2016, we implemented an allocation policy to charge a portion of general and administrative expenses from our Corporate business unit into our other segments. The charge is a reasonable estimate of the services provided by our Corporate business unit to support each segment's operations. For comparability, the results of operations for the three months ended March 31, 2015 have been recast to reflect this allocation.

Contact:
Intersections Inc.
Ron Barden
(703) 488-6810
IR@intersections.com